EXHIBIT  10.2
                          ASSET PURCHASE AGREEMENT
                                  BETWEEN
                             ARRAY TELECOM INC.
                       ARRAY SYSTEMS COMPUTING INC.
                                    AND
                  ARRAY TELECOM ACQUISITION CORPORATION
                           COMDIAL CORPORATION

        This Asset Purchase Agreement is entered into as of July 14, 1998, among ARRAY TELECOM INC. ("ATI") and ARRAY SYSTEMS COMPUTING INC. ("ASCI"), both corporations incorporated under the laws of the Province of Ontario, Canada, and having their respective principal offices at 1120 Finch
Avenue West, Toronto, Ontario M3J 3H7, Canada, and ARRAY TELECOM ACQUISITION CORPORATION ("Buyer") and COMDIAL CORPORATION ("Comdial"), both corporations incorporated under the laws of the State of Delaware, United States of America, and having their respective principal offices at 1180 Seminole Trail, Charlottesville, Virginia 22906, U.S.A. ASCI and ATI are sometimes herein referred to collectively as the "Sellers" and individually as a "Seller."


RECITALS

        A. Sellers are engaged in the business of developing internet telephony products, including VOIPgate.com which provides voice and facsimile services over internet protocol (IP) networks.

        B. The parties mutually desire that Sellers shall sell to Buyer and Buyer shall purchase from Sellers the Array Assets (hereinafter defined) including, without limitation, its VOIPgate.com product, together with all intellectual property rights with respect thereto, and the business constituted by the Array Assets.

        C. For purposes of this Agreement, the term "Affiliate," with reference to either of the Sellers, means the other Seller, Array Systems Computing Ltd. and any stockholder, director or executive officer of it or of the Sellers, and any employee of or consultant or advisor (other than professional and financial advisors) to any of them who has technical or business knowledge of or experience with the Array Assets; and the term "Person" means an individual, a corporation, a partnership, or association or any other entity or organization, including a government, a governmental body, a political subdivision or an agency or instrumentality thereof.


                              AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and covenants herein contained, the parties agree as follows:


                             ARTICLE 1.
                  SALE AND PURCHASE OF ARRAY ASSETS

        Section 1.1. Sale and Purchase of Assets. Subject to the terms and conditions of this Agreement, Sellers agree on the Closing Date (as hereinafter defined) to assign, sell, transfer, convey and deliver to Buyer, and Buyer agrees on the Closing Date to purchase and acquire from Sellers, the assets of the Sellers directly related to its VOIPgate.com product together with all intellectual property rights with respect thereto (the "Product"), and the tangible and all intangible personal property, business records, customer lists, contract rights and goodwill of Sellers related thereto wherever the same may be located (which, together with the Product, are sometimes herein referred to collectively as the "Array Assets"), together with the business of the Sellers constituted by such assets (the "Business"), including, without limitation, the following:

        1.1.1. The name " xe "Array Telecom Inc." Array Telecom," the registration for the internet domain name "VOIP-gate.com," and all names and assumed names under which Sellers develop, market and sell the Array Assets, and all trade names, trademark or service mark registrations and applications (the "Trademark Registrations"), common law trademarks, including but not limited to those identified on Schedule hereto, and all goodwill associated therewith;

        1.1.2. All technology,-know-how, trade secrets, designs, computer source code, computer object code, copyrights related to the Array Assets, and all design and development tools, data and information, engineering notebooks, program documentation, alpha and beta releases and documentation, field trial information and reports, support documentation, help files, and all other information and data related to the development, enhancements, testing and quality control, marketing and sales of the Array Assets, including in each case all electronic and documentary evidence thereof and the computer programs and software (the "Computer Programs") listed on Schedule hereto but excluding the Array Contracts listed on Schedule hereto (collectively, the "Array Technology");

        1.1.3. All rights to business relationships and all contracts and contract rights related to the Array Assets and the Business (the "Array Contracts"), including those rights pursuant to the contracts described in Schedule hereto;

        1.1.4. All tangible personal property, personal computers, hard drives, computer tapes, PC boards and cards, software media duplicating equipment and the fixed assets related to the Array Assets or used in the Business, excluding any real property (the "Array Fixed Assets"), and including those properties listed in Schedule hereto;

        1.1.5. All customer lists, contact lists, sales information, marketing materials and brochures, warranty claim reports and analyses, and all other business information related to the Array Assets and the Business (the "Array Business
Information"); and

        1.1.6. All inventories of parts, PC boards, components, recording media and supplies of Seller related to the Array Assets or the Business (the "Inventory") on hand as of the Closing Date, and including the Inventory listed in Schedule hereto.

        Section 1.2. Excluded Assets For greater certainty, the parties agree that the Array Assets do not include the following assets of Sellers:

        1.2.1. Cash, investments, securities, certificates of deposit and other cash items;

        1.2.2. Accounts and notes receivable and intercompany account balances;

        1.2.3. Deposits and prepayments other than deposits or prepayments listed on Schedule which shall be paid over to Buyer at the Closing in addition to the Array Assets;

        1.2.4.  Tax or other refunds or rebates due to Sellers;

        1.2.5. Rights of Sellers under this Agreement and the Related Agreements; and

        1.2.6. Any other assets of Sellers not directly related to the Array Assets or the Business.

        Section 1.3. Assumed Liabilities. Buyer agrees to assume the obligations of Sellers that arise on and after the Closing under the Array Contracts including those listed on Schedule (collectively, the "Assumed Liabilities"). Except for the Assumed Liabilities, Buyer does not assume any other liabilities of Sellers or any other liabilities relating to the Array Assets including, without limitation, liabilities relating to income, capital, franchise and property taxes, violations of federal, provincial, state or local law, breaches of contract which occurred prior to Closing, matters which do not relate to the Array Assets or Sellers' business, employee benefits, and matters which arose or are based on events or circumstances that occurred prior to the Closing.

        Section 1.4. Purchase Price. The purchase price for the Array Assets (the "Purchase Price") shall be Canadian $8,700,000, payable as follows:

        1.4.1.  Buyer will pay Canadian $8,400,000.00 or the U.S.
Dollar Equivalent Amount (as hereinafter defined) in cash at the Closing by wire transfer of funds in that amount to an account designated by Sellers; and

        1.4.2.          Buyer will pay Canadian $300,000.00 or the U.S.
Dollar Equivalent Amount by that amount of the first payments made to ASCI pursuant to the TSA Agreement referred to in Section .

        Section 1.5. U.S. Dollar Equivalent Amount. The term "U.S. Dollar Equivalent Amount" shall mean the amount in U.S. dollars that is equivalent to the stated Canadian dollar amount using the U.S.-to-Canad-ian dollar exchange rate at the close of business on the business day preceding the payment date, as published in the Wall Street Journal on the succeeding day of its publication.

        Section 1.6.    Transfer Taxes.

        1.6.1. The Buyer shall pay all taxes payable in connection with the transfer of the Array Assets pursuant to this Agreement. The Buyer unconditionally and irrevocably agrees and covenants (for greater certainty, Buyer shall be deemed to have waived any right of set off or compromise that it might otherwise have had) to pay any applicable goods and services tax ("GST") on or before the day that is one (1) month less a day following the end of each Seller's reporting period for GST purposes at its option either (i) to each of ATI and ASCI as appropriate or (ii) directly to Revenue Canada for credit to the relevant Seller's GST account, in which event Buyer shall furnish evidence of such payment to Sellers. Buyer's covenant set forth in this Section shall survive the Closing and shall continue until such tax is paid in full.

        1.6.2. Each of the Sellers will file an appropriate goods and services tax (GST) return for the reporting period which includes the Closing Date, which return will be correct and complete in all material respects with no material fact omitted therefrom. In the event Buyer elects to pay to Sellers the GST tax owed by it on the purchase of the Array Assets, all GST tax shown on Sellers' aforesaid GST returns as due from the sale of the Array Assets (but net of any input tax credits available to the Sellers for the reporting period) will be remitted in full by the date such return is due to be filed and the tax remitted. Each of the Sellers will provide to Buyer a copy of its GST return for such reporting period, and in addition shall provide to Buyer evidence of the related GST remittances with respect thereto.

        1.6.3. For purposes of the GST tax, the parties agree to allocate the Purchase Price between the Sellers as follows: to ATI, the sum of Canadian $2,408,140, and to ASCI, the sum of $6,291,860. Buyer and Sellers shall follow the allocations set forth in the preceding sentence in determining and reporting their liabilities for GST tax and shall file their respective GST tax returns pre-pared in accordance with such allocation.

        1.6.4. The Sellers agree that if either of them makes a different allocation of the Purchase Price as between them for any other tax return, including, without limitation, any income, capital, franchise, property and sales tax returns, without the prior written consent of Buyer and Comdial, Sellers will indemnify and hold harmless Buyer and Comdial from any damage, loss, liability or expense (including, without limitation, reasonable expenses of investigation and litigation and reasonable attorney's, accountant's and other professional fees) relating to the GST tax paid by Buyer which arises out of or is attributable to such change in Purchase Price allocation.


                          ARTICLE 2.
                     RELATED AGREEMENTS

        Section 2.1. Technical Services Agreement. At the Closing, Buyer will enter into a Technical Services Agreement (the "TSA
Agreement") with ASCI in substantially the form attached hereto as Exhibit A.

        Section 2.2. Administrative Services and Support Agreement. At the Closing, Buyer will enter into an Administrative Services and Support Agreement (the "ASA Agreement") with ASCI in substantially the form attached hereto as Exhibit B.

        Section 2.3. Related Agreements. The TSA Agreement and the ASA Agreement are hereinafter sometimes referred to collectively as the "Related Agreements."


                             ARTICLE 3.
              REPRESENTATIONS AND WARRANTIES OF SELLERS

        Sellers jointly and severally make the following representations and warranties to Buyer with the intention that Buyer may rely upon the same and Sellers acknowledge that such representations and warranties shall be true on the date hereof and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for changes contemplated by this Agreement.

        Section 3.1. Organization; Qualification. of the Sellers is a corporation validly subsisting under the laws of the Province of Ontario, Canada, and has all requisite power and authority, corporate and otherwise, to own its properties and assets and to conduct its business as it is now conducted. Each of the Sellers is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its business makes such qualification necessary and in which the failure to so qualify and be in good standing would have a material adverse effect on the Array Assets or the business of the Seller. Each of the Sellers has heretofore delivered to Buyer complete and correct copies of its Articles of Incorporation and Bylaws currently in effect.

        Section 3.2. Authority Relative to this Agreement. Each of the Sellers has corporate power and authority to execute and deliver this Agreement and, as to ASCI, the Related Agreements, and to consummate the transactions contemplated hereby and, as to ASCI, thereby. This Agreement has been duly executed and delivered by the Sellers, and at the Closing the Related Agreements will have been duly executed by ASCI and, subject only to authorization by their respective boards of directors and stockholders, this Agreement constitutes valid and binding obligations of each of the Sellers and at the Closing the Related Agreements will constitute valid and binding obligations of ASCI, enforceable against the Sellers (as to this Agreement) and against ASCI (as to the Related Agreements) in accordance with their respective terms, except as their terms may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors' rights generally or (ii) general principles of equity, whether considered in a proceeding in equity or at law.

        Section 3.3. No Violation. The execution and delivery by the Sellers of this Agreement and by ASCI of the Related Agreements do not, and the consummation of the transactions contemplated hereby and thereby will not, (i) violate, or result in a breach of, any provision of the Articles of Incorporation or Bylaws of either of the Sellers, (ii) subject to obtaining the consents set forth in Schedule and the consents and releases of the secured parties set forth in Schedule , all of which will be obtained at or prior to the Closing, result in a default, or give rise to any right of termination, modification or acceleration, or the imposition of an Encumbrance (as hereinafter defined) on any of the Array Assets, under the terms or provisions of any agreement or other instrument or obligation to which either Seller is a party or by which either Seller, any of the Array Assets or the respective businesses of the Sellers may be bound, or (iii) violate any law or regulation, or any judgment, order or decree of any court, governmental body, commission, agency or arbitrator applicable to either Seller, any of the Array Assets or the Business, excluding from the foregoing clauses (ii) and (iii) such defaults and violations which do not and cannot reasonably be expected to have a material adverse effect on the Array Assets or the Business.

        Section 3.4. Tax Reports, Returns and Payment. Each of the Sellers has accurately prepared and timely filed all federal and applicable provincial, local, and foreign tax or assessment reports and returns of every kind required to be filed by it in relation to its business and the Array Assets including, without limitation, all income tax, capital tax, goods and services tax, retail sales and use tax, value added tax, real property and personal property taxes, withholding, payroll, employer health taxes, custom duties, fees, assessments or similar charges in the nature of a tax including Canada Pension Plan and provincial pension plan contributions, employment insurance payments and workers compensation premiums, and any interest, fines and penalties imposed by governmental authority (collectively, "Taxes"), and has duly paid all Taxes and other charges (including interest and penalties) due or claimed to be due by any taxing authorities, except as disclosed in Schedule attached hereto. Where required, timely estimated payments or installment payments of Tax liabilities have been made to all governmental agencies in amounts sufficient to avoid underpayment penalties or late payment penalties applicable thereto.

        Section 3.5. Tax Residency. Each of the Sellers is not a non-resident of Canada within the meaning of the Income Tax Act (Canada).

        Section 3.6. Sellers' GST and PST Registrations. Each of the Sellers is a registrant under Part IX of the Excise Tax Act (Canada). ATI's goods and services tax (GST) registration number is No. 88847 2636 RT0001 and its reporting period during which the Closing occurs ends is September 30, 1998. ASCI's goods and services tax (GST) registration number is No. 10027 1618 RT0001 and its reporting period during which the Closing occurs ends is July 31, 1998. ATI is not registered or required to be registered as a vendor pursuant to the Retail Sales Tax Act (Ontario), and has not breached any obligation to pay or remit any retail sales tax payable or collectible by it under the Retail Sales Tax Act (Ontario).

        Section 3.7. Consents and Approvals. Subject to obtaining the consents set forth in Schedule and the consents and releases of the secured parties set forth in Schedule , there is no requirement applicable to Sellers to make any filing with, or to obtain any consent or approval from, any Person as a condition to the consummation of the transactions contemplated by this Agreement.

        Section 3.8. Compliance with Laws. Sellers have operated their respective businesses in compliance with all laws and regulations, federal, state, provincial or local, applicable to them, including, without limitation, those related to (i) civil rights, (ii) zoning and building codes, (iii) public health and safety, (iv) worker health and safety, (v) labor, employment and discrimination in employment and (vi) environmental matters, except for such violations thereof as do not and cannot reasonably be expected to have a material adverse effect on the Array Assets or the Business or the ability of ASCI to perform its obligations under the Related Agreements.

        Section 3.9. Licenses and Permits. Except for the assignments of licenses to use the software listed on Schedule , all of which are assignable to Buyer without consent and without payment, and except for local business licenses and its GST registrations, neither of which can be assigned, neither of the Sellers has any permits, licenses, approvals and notifications, governmental or otherwise relating to either the Array Assets or the Business, and none is required in order for Sellers to conduct the Business as it is now conducted.

        Section 3.10. Financial Statements. ATI has previously furnished Buyer with true and complete copies of the unaudited proforma balance sheet of ATI as at April 30, 1998 (the "ATI Financial Statement"). The ATI Financial Statement presents fairly the assets, liabilities and shareholder's equity of ATI as of such date, and has been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP"). ASCI has previously furnished Buyer with true and complete copies of the audited balance sheet of ASCI as at August 31, 1997 (the "ASCI Financial Statement"). The ASCI Financial Statement presents fairly the assets, liabilities and shareholder's equity of ASCI as of such date, and has been prepared in accordance with ("GAAP"). The ATI Financial Statement and the ASCI Financial Statement are sometimes referred to herein collectively as "Sellers Financial Statements."

        Section 3.11. Absence of Change. Since June 11, 1998, the date of the Memorandum of Understanding between ATI and Comdial with respect to the subject matter hereof, there has not been any change, or development involving a prospective change, including, without limitation, any damage, destruction or loss (whether or not covered by insurance), which materially adversely affects or can reasonably be expected to materially adversely affect the Array Assets or the Business, and neither of the Sellers has entered into any contract which can reasonably be expected to have any such effect.

        Section 3.12. Undisclosed Liabilities. Except as set forth in Schedule , the Sellers have not incurred, with respect to the Array Assets or the Business, any liabilities other than those that were incurred in the ordinary course of business and consistent with past practices and which have not and cannot reasonably be expected to have a material adverse effect on the Array Assets or the Business.

        Section 3.13. Litigation. There are no actions, suits, claims, investigations or proceedings pending or, to the best of the knowledge of Sellers, threatened against Sellers, before any court, governmental body, commission, agency or arbitrator, which have or can reasonably be expected to have a material adverse effect on the Array Assets or the Business which seek to limit, in any manner, the right of Buyer to control the Business after the consummation of the transactions contemplated by this Agreement. Furthermore, there are no judgments, orders or decrees of any such court, governmental body, commission, agency or arbitrator which have or can reasonably be expected to have any such effect. The litigation commenced by Telephonics Corporation against ASCI will not have a material adverse effect upon the ability of ASCI to discharge its obligations under the TSA Agreement or the ASA Agreement.

        Section 3.13.1. Title to Properties. Sellers hold good and marketable title to the Array Assets, free and clear of all liens, mortgages, charges, security interests, licenses, leases or other defects in title ("Encumbrances") except as otherwise set forth in Schedule , all of which will be released at the Closing as to the Array Assets and the Business. Sellers do not lease any properties or assets which comprise the Array Assets or the Business, or which are used in the Business as it is now conducted.

        Section 3.14. Material Contracts. The Array Contracts constitute all of the material contracts, leases and obligations of Sellers relating to the Array Assets or the Business. Sellers have complied in all material respects with all of its obligations under all of the Array Contracts and, to the best of the knowledge of Sellers, no event has occurred or condition exists which constitutes or can reasonably be expected to constitute a breach of any such contract by any party thereto.

        Section 3.15. Intellectual Property. Schedules , , , and , together with the Array Business Information described in Section , collectively set forth a complete list of all of the intellectual property that Sellers own or have the right to use in connection with the Array Assets and the conduct of the Business (the " xe "Intellectual Property" Intellectual Property"). With respect thereto:

        3.15.1. except for the security rights of The Toronto-Dominion Bank and of Array Systems Computing Ltd. set forth in Schedule , the Intellectual Property that is owned by Sellers is owned exclusively by Sellers free from any rights therein by any other Person, and Sellers have exclusive rights to use, execute, reproduce, display, advertise, prepare or have prepared derivative works based thereon, and have the full and exclusive right to sell, license, lease, or otherwise transfer and assign the Array Technology to the Buyer;

        3.15.2. the Intellectual Property that is licensed by Sellers is used by Sellers pursuant to license agreements that give Sellers full and complete rights of use required for the Array Assets and the Business, and subject only to obtaining the consents listed in Schedule , Sellers have rights to use, execute, reproduce, display, advertise, prepare or have prepared derivative works based thereon, and Sellers have full rights to assign or otherwise transfer the Array Technology to the Buyer;

        3.15.3. Sellers are not infringing upon any rights arising under United States or Canadian law of any third party (including any third party's rights derived from any trade secret or any United States or Canadian trademark, trademark registration or application therefor, copyright, copyright registration or application therefor, letters patent, patent application, patent license or know-how license) and, to the best of the knowledge of Sellers, Sellers are not infringing upon any rights arising under the laws of any jurisdiction other than the United States or Canada; and to the best of the knowledge of the Sellers, no third party is infringing upon the rights of Sellers in the Intellectual Property;

        3.15.4. except as set forth in Schedule , (i) no portion of the Array Technology contains any disabling mechanism or protection feature designed to prevent its use, and (ii) to the best of the knowledge of Sellers the Intellectual Property is free from harmful code which has the ability to damage, interfere with or otherwise adversely affect computer programs, data files or hardware without the consent or intent of the computer user, including self-replicating and self-propagating programming instructions commonly called "viruses" and "worms";

        3.15.5. the Array Technology has only one (1) encryption function embedded in the software code, which function utilizes an encryption key that does not exceed 32-bits and for which all required governmental classification reviews or approvals under the laws of Canada and the United States have been made or obtained;
        3.15.6. all components of the Array Technology have been designed and tested for use before, during, and after the calendar year 2000 A.D. and will operate during each such period without error relating to calendar date data including, but not limited to, any error relating to or resulting from calendar date data that represents or references different centuries or more than one century; and

        3.15.7. all persons who have been involved with the development of the Intellectual Property were, at all times during which they worked on or were involved with the Intellectual
Property, employees of Seller.

        Section 3.16. Patents and Copyrights. Sellers own no patents or registered copyrights, and have not filed any applications for patents or copyrights, which relate to the Array Assets or the Business.

        Section 3.17. Inventory. The Inventory is (i) usable or saleable in the ordinary course of business of Seller, and (ii) carried on the books of Seller at an amount which reflects valuations not in excess of the lower of cost or market, determined in accordance with GAAP.

        Section 3.18. Location of Array Assets. Except as set forth in Schedule hereto, all of the Array Assets are situated in the Province of Ontario, Canada.

        Section 3.19. Sufficiency of Array Assets. The Array Assets, together with the rights accorded to Buyer pursuant to the TSA Agreement and the ASA Agreement, include all of the assets of Sellers used in all material respects in the conduct of the Business as it is presently being conducted, and are sufficient for Buyer to maintain, test, market, sell, service and support the Array Assets as marketed and sold at the Closing.

        Section 3.20. Product Warranty Claims. The Array Assets have been merchantable and free from material defects in material or workmanship for the term and under the conditions set forth in Sellers' standard written limited product warranty for its Array Assets. Except for product warranty claims in the ordinary course of business, during the last two (2) years Sellers have not received any claims based upon an alleged breach of product warranty arising from Sellers' sale of its Array Assets (hereafter collectively referred to as "Product Warranty Claims"). Sellers have no reasonable grounds to believe that future Product Warranty Claims with respect to its Array Assets after the Closing Date will differ from Sellers' past experience with respect thereto as set forth herein.

        Section 3.21. No Export Restrictions. No export permit is now required, and at Closing no export permit will be required, for the export of the Array Assets to the United States, and the Array Assets are now and at the Closing Date will be subject to no other governmental restrictions under Canadian law including the Export and Import Controls Act and the Export Control List established pursuant thereto.

        Section 3.22. Full Disclosure. None of the information supplied or to be supplied by Sellers at the date such information is supplied, and none of the representations and warranties of Sellers made in this Agreement or in the Related Agreements (a representation and warranty being deemed to include the information contained in any schedule hereto or thereto or furnished in connection therewith) contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.


                            ARTICLE 3.22.1.
             REPRESENTATIONS AND WARRANTIES OF BUYER AND COMDIAL

        Each of Buyer and Comdial makes the following representations and warranties about itself to Sellers with the intention that Sellers may rely upon the same and each of Buyer and Comdial acknowledges that such representations and warranties shall be true on the date hereof and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date.

        Section 3.23. Organization; Qualification. Each of Buyer and Comdial is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, U.S.A., and has all requisite power and authority, corporate and otherwise, to own its properties and assets and to conduct its business as it is now conducted. Each of Buyer and Comdial is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its business makes such qualification necessary and in which the failure to so qualify and be in good standing would have a material adverse effect on its business.

        Section 3.24. Authority Relative to this Agreement. Each of Buyer and Comdial has corporate power and authority to execute and deliver this Agreement and, as to Buyer, the Related Agreements and to consummate the transactions contemplated hereby and thereby. This Agreement has, and at the Closing the Related Agreements will have, been duly executed and delivered by Buyer and Comdial and, subject only to authorization by the respective boards of directors of Buyer and Comdial, this Agreement constitutes, and at the Closing the Related Agreements will constitute, valid and binding obligations of Buyer and Comdial, enforceable against them in accordance with their respective terms except as their terms may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors' rights generally or (ii) general principles of equity, whether considered in a proceeding in equity or at law.

        Section 3.24.1. No Violation. The execution and delivery by Buyer and Comdial of this Agreement and by Buyer of the Related Agreements does not and will not (i) violate or result in a breach of any provision of the Certificate of Incorporation or Bylaws of either Buyer or Comdial, as the case may be, (ii) subject to obtaining the consent set forth in Schedule , result in a default, or give rise to any right of termination, modification or acceleration under the terms, conditions or provisions of any agreement or other instrument or obligation to which either Buyer or Comdial, as the case may be, is a party or by which it may be bound, or 3.24.1. violate any law or regulation, or judgment, order or decree of any court, governmental body, commission, agency or arbitrator applicable to either Buyer or Comdial, as the case may be.

        Section 3.25. Buyer's GST Registration. The Buyer is a registrant under Part IX of the Excise Tax Act (Canada). Its goods and services tax (GST) registration number is No. 86893 8887 RT.


                              ARTICLE 4.
                       ADDITIONAL AGREEMENTS

        Section 4.1. Conduct of Business of Sellers. Sellers represent and covenant with respect to the Array Assets and the Business that during the period from June 11, 1998 to the Closing (except as Buyer otherwise has consented or may consent in writing):

        4.1.1. The Business has and will be conducted only in the usual and ordinary course.

        4.1.2. Neither of the Sellers has or will sell, dispose, transfer, assign, lease, encumber or otherwise remove any of the Array Assets other than Inventory sold in the ordinary course of business and at regular prices.

        4.1.3. Sellers have and will timely pay and discharge all bills and monetary obligations and timely and properly perform all of their respective obligations and commitments under all existing contracts and agreements pertaining to the Array Assets, except as to amounts or obligations that either Seller contests in good faith, by appropriate proceedings and against which such Seller has established adequate reserves.

        4.1.4. Sellers have and shall use all reasonable commercial efforts to preserve their respective business organizations, the Array Assets and the Business and to keep available to Buyer the services of Sellers' present employees, and not to impair relationships with suppliers, customers and others having business relations with Sellers or the Array Assets or the Business.

        4.1.5. Sellers have not and will not amend, cancel or assign any Array Contract.

        4.1.6. Sellers have not and will not enter into any contract or series of related contracts involving more than Canadian $150,000.00.

        4.1.7.  Sellers have not and will not make any
commitments for capital expenditures.

        4.1.8. Except as set forth in Schedule hereto, Sellers have not and will not increase in any manner, directly or indirectly, the compensation of any employee or former employee of either of the Sellers who is an Affiliate of either of them and who will provide product support services to Buyer under the ASA
Agreement..

        Section 4.2. Bulk Sales Laws. Notwithstanding any other provision of this Agreement, Sellers will indemnify and hold harmless Buyer from any and all claims made by creditors of Sellers relating to any "bulk sales laws" and from all costs (including reasonable attorney's fees) incurred in the defense of any claims made under such laws.

        Section 4.3. Product Warranty Claims. Buyer agrees that after the Closing it will service product warranty claims in accordance with the terms of such warranty for all Products sold by Sellers during the ninety (90) days preceding Closing, but at the expense of Sellers. Sellers shall promptly pay to Buyer its invoices for providing warranty claim service with respect to such Products, and upon reasonable written request therefor Buyer shall make available to Sellers such records as Buyer may have to support its invoices.

        Section 4.4. Collection of Accounts Receivable. Buyer agrees that for the period of six (6) months after the Closing unless sooner terminated by Sellers (the "Collection Period") it will use commercially reasonable efforts (but expressly excluding any obligation to commence legal proceedings) to collect in the ordinary course of its business the accounts receivable of Sellers relating to the Business which are outstanding and unpaid on the Closing Date and which are reported to Buyer at the Closing (the "Sellers' Receivables"). Sellers shall be responsible to provide Buyer with all necessary information about the Sellers Receivables reasonably required by Buyer to discharge its obligations hereunder, including names of account debtors, amounts owed, date the receivable was created, addresses, telephone numbers, and contact persons. All amounts collected by Buyer on account of the Sellers' Receivables will be remitted to Sellers in the form and in the amounts received by Buyer, as and when received. At the end of the Collection Period, Buyer will have no further right or obligation to collect the Sellers' Receivables, and will return all of the aforesaid information to Sellers.
        Section 4.5. Investigation of Business and Properties. From the date hereof until the Closing, Sellers will afford Buyer and its authorized representatives including, without limitation, its attorneys, accountants and financial advisors, full access at all reasonable times to their respective officers, employees, properties, contracts and books and records in order to enable Buyer to make a full investigation of the Array Assets and the Business. Sellers will also furnish Buyer with such financial, operating and other information regarding the Sellers as Buyer may reasonably request in making such investigation.

        Section 4.6. Subsequent Event. If any event shall occur after the date of this Agreement and before the Closing which, had it occurred before the execution of this Agreement, should have been disclosed by Sellers or Buyer to the other, in a representation and warranty or otherwise, then, upon the happening of such event, such party shall promptly make such disclosure.

        Section 4.7. Negotiations with Others. From the date hereof until the Closing and for so long as Comdial uses reasonable efforts to close the transactions contemplated herein (the "Forbearance Period"), provided the Forbearance Period shall not extend beyond July 14, 1998 unless otherwise agreed by the parties, Sellers will not, and each Seller will direct and use its best efforts to cause its Affiliates (including, without limitation, any attorney or accountant or other agent retained by it or by any of its Affiliates) not to:

        4.7.1. Initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal or offer, or accept any offer or proposal or submit any offer or proposal to any Person, other than Buyer, that constitutes, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock or similar transactions involving either Seller or its business, assets or properties (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal");

        4.7.2. Engage in negotiations or discussions concerning, or provide any information to any Person relating to, any Acquisition Proposal; or

        4.7.3.  Agree to, approve or recommend any Acquisition
Proposal.

Sellers shall promptly (within 24 hours) notify Buyer following the receipt by either Seller (or its Affiliates or advisors) of any Acquisition Proposal or any request for information in connection with an Acquisition Proposal or for access to the properties, books or records of either Seller or its Affiliates by any Person that informs either Seller that it is considering making, or has made, an Acquisition Proposal.
Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

        Section 4.8. Covenant Not to Compete. Sellers covenant and agree with Buyer that, for two (2) years after the Closing, without the prior written consent of Buyer, neither Seller will in any manner, directly or indirectly, engage in any business activity, or consult or be connected in any way through ownership, management, operation or control of any Person that (i) competes, directly or indirectly, with Buyer or Comdial in the business of developing, manufacturing and providing voice and/or facsimile products and services over internet protocol (IP) networks (the "Internet Telephony Business"), or (ii) calls upon, solicits, diverts or takes away any customer or patron of Buyer, Comdial or their affiliates for the purpose of causing or attempting to cause any such person or entity to purchase products sold or services rendered by Buyer, Comdial or their affiliates in connection with the Internet Telephony Business from any Person other than Buyer, Comdial or their affiliates. Sellers further covenant to use all commercially reasonable efforts to obtain an equivalent agreement not to compete from each of their Affiliates (other than its employees, if any, who enter into employment agreements with Buyer or Comdial at or prior to the Closing), and will assist Buyer at its expense in enforcing such agreements. For greater certainty, the parties acknowledge that this section shall not prevent either of Sellers from providing at arm's length (i) to a third party that is engaged in the Internet Telephony Business products or services that are unrelated to the Internet Telephony Business, or (ii) to any third party products or services that (x) involve the attachment of digital voice or facsimile files to electronic mail transmissions and
(y) are the same as or essentially equivalent to products or services (other than products or services related to the Internet Telephony Business) that are currently provided by ASCI to third parties at the effective date of this Agreement.

        Section 4.9. Confidentiality. Sellers agree that from and after the Closing Buyer will have all of the rights in the Intellectual
Property that Sellers had at the time of the Closing.   Sellers further
agree that from and after the Closing, the Intellectual Property and Sellers' knowledge of the Intellectual Property, the Product, the Array Assets and the Business, including but not limited to trade secrets, know-how, information regarding product marketing, development, sales, accounting and licensing, customer information, working papers, correspondence, and records or other data (collectively, the "Confidential Information") is and will be the sole and exclusive property of Buyer, and Sellers shall treat the Confidential Information on a confidential basis and not disclose the same to any third party or use it for the benefit of any Person other than Buyer. Sellers shall use all commercially reasonable efforts to cause their respective Affiliates to treat the Confidential Information on a confidential basis and not disclose the same to any third party or use it for the benefit of any Person other than Buyer. Notwithstanding the foregoing, Sellers may disclose such information where, and only to the extent, they are required to disclose by law, and Sellers shall have no obligation hereunder for that portion of such information which is disclosed by Buyer to others without any restriction on use and disclosure. The obligations of Sellers set forth in this section shall survive the Closing and the termination of this Agreement indefinitely.

        Section 4.10. Expenses. Except as otherwise provided in this Agreement, Buyer, Sellers and their Affiliates each will pay all of their respective expenses (including fees and expenses of its legal counsel, financial advisors, accountants, brokers or other representatives and consultants and appraisal fees and expenses) incurred in connection with the negotiation of this Agreement, the performance of each party's obligations hereunder, and the consummation of the transactions contemplated hereby.

        Section 4.11. Public Announcements. The form, content and timing of all press releases and other public announcements of any sort regarding this Agreement or its related transactions, including the method for publication thereof, will be subject to the prior written approval of Buyer and Sellers, which approval will not be unreasonably withheld and will be considered in a timely manner, provided that disclosures shall be allowed without such approval to the extent required by law.

        Section 4.12. Change of ATI Name. ATI will take all necessary corporate and other actions to cause its name to be changed within thirty
(30) days after the Closing Date to any name that (i) does not include the phrase "Array Telecom" and (ii) is not confusingly similar to Buyer's corporate name or to "Array Telecom Inc." As promptly as may be practical after ATI effects the change in its corporate name, ATI will furnish evidence thereof to Buyer. Sellers will deliver to Buyer at Closing appropriate consents to the use of such corporate name from Sellers and such of their Affiliates as may be appropriate. Promptly after the Closing Date, ASCI will file with the Ministry of Consumer and Commercial Relations a Registration Cancellation under the Business Names Act of the name "Array Telecom" and will furnish Buyer evidence thereof.

        Section 4.13. Internet Web Site. Sellers will, as promptly after Closing as practical but in no event later than thirty (30) days after the Closing Date, either (i) remove from their internet web sites all references to the Product and other internet protocol (IP) telephony products or services, or (ii) change such references to a content that is acceptable to Buyer. Sellers also agree that upon request by Buyer, Sellers will include on their internet web sites for a period of six (6) months after the Closing Date a hyperlink to the universal resource locator (URL) for Buyer's or Comdial's internet web site.
        Section 4.14. Efforts to Consummate. Subject to the terms and conditions herein provided, each of the parties agrees to use commercially reasonable efforts, and Sellers agree to cause their Affiliates to use their commercially reasonable efforts, to take or cause to be taken all actions, and to do or cause to be done all things necessary, proper or advisable to consummate as promptly as practicable the transactions contemplated hereby including, but not limited to, the obtaining of all necessary consents, waivers or approvals of third parties, whether private or governmental, required of it to enable it to comply with the conditions precedent to consummating the transactions contemplated by this Agreement. Each party agrees, and Sellers agree to cause their Affiliates to agree, to cooperate fully with the other parties in assisting each of such parties to comply with the provisions of this Section, and Sellers agree to take such steps as may be necessary to remove any Encumbrances (other than imperfections of title expressly permitted by this Agreement) which affect the Array Assets.

        Section 4.15. Cooperation with Buyer. Sellers agree to cooperate with Buyer to assist Buyer's efforts to enforce its rights in relation to, and to execute any documents necessary for Buyer to secure its title in, the Array Assets and all rights or property derivative therefrom. Such cooperation includes, but is not limited to, assistance in preparing and filing patent, copyright or other intellectual property protection applications in the United States, Canada and in any other jurisdiction with respect to the Intellectual Property. The actions required of Sellers pursuant to this Section shall be without cost to Sellers, except to the extent any of such actions were necessary or should have been taken by Sellers in order for them to vest or perfect in Buyer full and complete ownership of the Array Assets as contemplated herein, in which event such actions all be at the expense of Sellers.

        Section 4.16. Further Assurances. Each of the Sellers will use all commercially reasonable efforts and agrees to cause its Affiliates to use all commercially reasonable efforts to implement the provisions of this Agreement, and for such purpose, at the request of Buyer, will at or after the Closing, without further consideration, promptly execute and deliver and cause its Affiliates to promptly execute and deliver such additional documents as may be necessary to consummate more effectively the transactions contemplated hereby and by the Related Agreements and to vest in Buyer title to the Array Assets, free and clear of Encumbrances. Such actions requested by Buyer after the Closing shall be at the expense of Buyer, except to the extent any of such actions were necessary and reasonably should have been taken by either of the Sellers in order for it to carry out its covenants and undertakings set forth in this Agreement.


                             ARTICLE 5.
                  CONDITIONS TO OBLIGATION OF BUYER

        The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject, to the extent not waived, to the following conditions.

        Section 5.1. Representations and Warranties. Each of the representations and warranties of Sellers contained in this Agreement (which representations and warranties include the information in the schedules attached hereto) shall have been true and compete in all material respects when made, and shall be true and complete in all material respects on the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case they shall have been true and complete in all material respects on such earlier date), and Sellers shall have delivered to Buyer certificates to that effect signed by their respective Presidents.

        Section 5.1.1. Performance of this Agreement. Sellers shall have complied with all of its obligations under this Agreement and shall have delivered to Buyer certificates to that effect signed by their respective Presidents.

        Section 5.2. Corporate Authorization. All corporate action required to be taken by Sellers in connection with the transactions contemplated by this Agreement shall have been taken, all documents incident thereto shall be reasonably satisfactory in substance and form to Buyer, and Buyer shall have received certified copies of appropriate corporate and stockholder resolutions authorizing such actions together with such originals or copies of such documents incident thereto as it may reasonably request.

        Section 5.3. Consents and Approvals. The consents and approvals of all Persons which either of the Sellers must obtain to transfer the Array Assets and the Business to Buyer, including those consents listed on Schedule , shall have been obtained and all waiting periods specified by law with respect thereto (if any) have passed.

        Section 5.4.    Non-Compete and Confidentiality Agreements.
Buyer shall have received non-compete and confidentiality agreements from Sellers' employees who are or were familiar with the Array Assets in accordance with the provisions of Sections and , but including at least the persons listed on Schedule attached hereto, which will continue in force for two (2) years after the Closing Date and which will otherwise be in form and substance satisfactory to Buyer.

        Section 5.5. Related Agreements. ASCI shall have executed and delivered the Related Agreements to Buyer.

        Section 5.6.    Employment Agreements.  Mark D. Scott and Anita
T. Cheng shall have entered into employment agreements (the "Employment Agreements") with Buyer on terms satisfactory to Buyer in its sole discretion, provided such Employment Agreements shall be on terms at least as favorable to each of those individuals as is the individual's employment agreement with Sellers on June 11, 1998.

        Section 5.7. Consent of Fleet Capital. Buyer shall have received the consent of Fleet Capital Corp., Buyer's principal lender, to the transactions contemplated in this Agreement.

        Section 5.8. Approval by Buyer's Board. The boards of directors of each of Buyer and Comdial shall have approved this Agreement and authorized the consummation of the transactions contemplated herein.
        Section 5.9. Opinion of Counsel for Sellers. Buyer shall have received an opinion from Sellers' legal counsel dated as of the Closing Date, in form and substance reasonably satisfactory to Buyer and its counsel, to the effect that:

        5.9.1. Each of Sellers and its Affiliates which is a corporation is a corporation duly incorporated and validly subsisting under the laws of the Province of Ontario, Canada; has all necessary corporate power to own its properties and assets and to conduct its business as it is now conducted; and is qualified to do business in all jurisdictions in which qualification is required by the nature of the its business and where the failure to so qualify would have a material adverse effect on the Array Assets;

        5.9.2. This Agreement, the Related Agreements and all other documents executed and delivered in connection with the consummation of the transactions contemplated herein have been duly and validly authorized, executed and delivered by Sellers or their Affiliates, constitute valid and binding obligations of Sellers and their Affiliates, as the case may be, and are enforceable in accordance with their terms, except as limited by bankruptcy, insolvency and other similar laws affecting the rights of creditors generally, or by general principles of equity;

        5.9.3. The sale, transfer and assignment documents delivered by Sellers to Buyer are effective to transfer to Buyer full, complete and unencumbered title to the Array Assets as contemplated in this Agreement, and are legally sufficient for their intended purposes;

        5.9.4. To the best of such counsel's knowledge after reasonable inquiry, no suit, action, arbitration, legal or administrative proceeding or governmental investigation is pending or threatened against Sellers, any of their Affiliates, or the Array Assets;

        5.9.5. Neither the execution nor delivery of this Agreement, nor the consummation of the transactions contemplated in this Agreement, will constitute a violation of the Articles of Incorporation or Bylaws of ATI or ASCI or any of their Affiliates, or any law, statute, ordinance, rule or regulation binding upon ATI or ASCI or the Array Assets or, to the best of such counsel's knowledge, after reasonable inquiry, a default under, or violation or breach of, any indenture, license, lease, mortgage, instrument, or other agreement to which Sellers or any of their Affiliates is a party, or by which Sellers' or any of their Affiliates' properties may be bound.

        5.9.6. Buyer will qualify for and, upon application therefor by filing its GST return for the reporting period which includes the Closing Date, will be entitled to an input tax credit for all of the goods and services tax (GST) that it is required to pay on account of its purchase of the Array Assets.

In giving such opinion, such counsel may rely, as to matters of fact as to which such counsel has no knowledge to the contrary, upon certificates of officers of Sellers or public officials, and as to matters of law solely upon the laws of the Province of Ontario, Canada and the laws of Canada applicable in such province.

        Section 5.10. Litigation Affecting Closing. No suit, action or other proceeding shall be pending or threatened by or before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated by this Agreement, and no investigation that may result in any such suit, action or other proceeding shall be pending or threatened.

        Section 5.11. Legislation. No statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any domestic or foreign government or governmental or administrative agency or court that would make the transaction contemplated by this Agreement illegal or otherwise materially adversely affect the Array Assets or their use and operation in the hands of Buyer.

        Section 5.12. Closing Deliveries. The documents, certificates, agreements and other items required by this Agreement to be delivered to Buyer at the Closing shall be available for delivery.


                                ARTICLE 6.
                 CONDITIONS TO OBLIGATION OF SELLERS

        The obligation of Sellers to consummate the transactions contemplated by this Agreement is subject, to the extent not waived, to the following conditions.

        Section 6.1. Representations and Warranties. Each of the representations and warranties of Buyer contained in this Agreement shall have been true and complete in all material respects when made and shall be true and complete in all material respects on the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case they shall have been true and complete in all material respects on such date), and Buyer shall have delivered to Sellers a certificate to that effect signed by Buyer's President.

        Section 6.1. Performance of this Agreement. Buyer shall have complied with all of its obligations under this Agreement and shall have delivered to Sellers a certificate to that effect signed by Buyer's President.

        Section 6.2. Corporate Authorization. All corporate action required to be taken by Buyer in connection with the transactions contemplated by this Agreement shall have been taken, all documents incident thereto shall be reasonably satisfactory in substance and form to Sellers, and Sellers shall have received certified copies of appropriate corporate resolutions authorizing such actions together with such originals or copies of such documents as it may reasonably request.

        Section 6.3. Related Agreements. Buyer shall have executed and delivered the Related Agreements to ASCI.

        Section 6.4. Approval by Sellers' Boards. The boards of directors of ATI and ASCI, and ATI's stockholder, shall have approved this Agreement and authorized the consummation of the transactions contemplated herein.

        Section 6.5. Opinion of Counsel for Buyer. Seller shall have received a duly executed opinion letter from Buyer's legal counsel dated as of the Closing Date, in form and substance reasonably satisfactory to Sellers and their counsel, to the effect that:

        6.5.1. Buyer is a corporation duly organized and validly existing and in good standing in the State of Delaware, U.S.A., and has all necessary corporate power to own its properties and assets and to conduct its business as it is now conducted;

        6.5.2. This Agreement and all collateral documents have been duly and validly authorized, executed and delivered by Buyer, constitute the valid and binding obligations of Buyer, and are enforceable in accordance with their terms, except as limited by bankruptcy, insolvency and other similar laws affecting the rights of creditors generally, or by general principles of equity;

        6.5.3. To the best of such counsel's knowledge, after reasonable inquiry, no suit, action, arbitration, legal or administrative proceeding, or any governmental investigation, is pending or threatened against Buyer, its business or properties; and

        6.5.4. Neither the execution nor delivery of this Agreement, nor the consummation of the transactions contemplated in this Agreement, will constitute a violation of the Articles of Incorporation or Bylaws of Buyer, or, to the best of such counsel's knowledge, after reasonable inquiry, a default under, or violation or breach of, any indenture, license, lease, mortgage, instrument, or other agreement to which Buyer is a party, or by which its properties may be bound.

In giving such opinion, such counsel may rely, as to matters of fact as to which such counsel has no knowledge to the contrary, upon certificates of officers of Buyer or public officials, and as to matters of law solely upon the laws of the State of Delaware, U.S.A.
        Section 6.5.4.1. Closing Deliveries. The considerations, documents, certificates, agreements and other items required by this Agreement to be delivered to Sellers at the Closing shall be available for delivery.



                               ARTICLE 7.
                                CLOSING

        Section 7.1. Time and Place of Closing. The closing of the transaction contemplated by this Agreement (the "Closing") shall take place at the offices of Blake, Cassels and Graydon, Toronto, Ontario, Canada, on July 14, 1998, at 10:00 a.m., or at such other date and time as the parties may mutually agree in writing. Such date is referred to herein as the "Closing Date." If the Closing takes place, the Closing and all of the transactions contemplated by this Agreement shall be deemed to have occurred simultaneously.

        Section 7.2. Deliveries by Sellers. Sellers agree to deliver the following documents, duly executed as appropriate, to Buyer at the
Closing:

        7.2.1. Certified copies of corporate resolutions of each of the Sellers authorizing each of them to enter into this Agreement and authorizing ASCI to enter into the Related
Agreements, and authorizing each of them to consummate the transactions contemplated herein and therein;

        7.2.2.  A general conveyance and assumption of
liabilities agreement and such other documents as may be necessary to transfer to Buyer full and unencumbered right and title to the Array Assets, including an assignment of the Array Contracts, all of which shall be in form satisfactory to Buyer and suitable for filing, registration or recording, as appropriate;

        7.2.3. All copies of the software constituting the Product and the Computer Programs, including development, enhancement, testing and quality control, marketing and sales, and maintenance materials, whether in hard copy or machine readable code, and including all copies of the source code and object code for the Product and the Array Technology;

        7.2.4. All copies of documents, correspondence, brochures, marketing materials, sales materials, business plans, financial information and other materials not listed above relating to the Array Assets and the Business, whether in hard copy or machine readable code;

        7.2.5. A certificate of ASCI evidencing the payment of all taxes collectible or payable by such Seller pursuant to Section 6 of the Retail Sales Tax Act (Ontario);

        7.2.6. Documentation of consents by all persons listed on Schedule , except as waived by Buyer;

        7.2.7. Executed non-compete and confidentiality agreements from Sellers and certain of the Affiliates of the Sellers, as required by Section ;

        7.2.8. The certificates of the Presidents of ATI and ASCI required by Sections and ;

        7.2.9. Executed employment agreements between Buyer and each of Mark D. Scott and Anita T. Cheng, as required by Section ;

        7.2.10. A list of Sellers' Receivables (if any) pursuant to Section ;

        7.2.11. Consents to the use of Buyer's corporate name or its use after the Closing Date of the name "Array Telecom Inc."
signed by each of the Sellers, Array Systems Computing Ltd., Stuart
J. Berkowitz, and Irene Berkowitz.

                7.2.12. Opinion of Sellers' counsel as required by Section ; and

        7.2.13. Such other documents as Buyer may reasonably request for the purpose of assigning, transferring, granting, conveying and confirming to Buyer or reducing to its possession all of the Array Assets, and otherwise to carry out the transactions contemplated under this Agreement and the Related Agreements.

        Section 7.3. Deliveries by Buyer. Buyer agrees to deliver the following documents, duly executed as appropriate, to Sellers at the
Closing:

        7.3.1. Certified copies of corporate resolutions of Buyer authorizing it to enter into this Agreement and the Related
Agreements and to consummate the transactions contemplated herein and therein;

        7.3.2. Wire transfer of the amount of funds described in Section ;

        7.3.3. The certificates of the President of Buyer required by Sections and ;

        7.3.4.  Opinion of Buyer's counsel as required by Section
; and

        7.3.5. Such other documents as Sellers reasonably may request to carry out the transactions contemplated under this Agreement and the Related Agreements.

        Section 7.4. Deliveries by ASCI, Buyer and Comdial. At the Closing, ASCI, Buyer and Comdial shall each execute and deliver to the others the Related Agreements.


                              ARTICLE 8.
                           INDEMNIFICATION

        Section 8.1. Indemnification by Sellers. Subject to the limitations contained in this Article, Sellers will jointly and severally indemnify and hold Buyer harmless from any damage, loss, liability or expense (including, without limitation, reasonable expenses of investigation and litigation and reasonable attorney's, accountant's and other professional fees) (collectively, "Loss") arising out of:

        8.1.1. a breach of any representation, warranty or covenant made by Sellers in this Agreement (but not the Related
Agreements, each of which will stand on its own); or

        8.1.2. any liability or obligation of Sellers not expressly assumed by Buyer in this Agreement, and any liability or obligation which imposes a lien or charge on the Array Assets not expressly permitted by this Agreement.

Notwithstanding the foregoing, Buyer shall not be entitled to indemnification for any breach by Sellers of a representation, warranty or covenant made by Sellers in this Agreement of which Buyer has actual knowledge (a "Known Breach") prior to Closing. In the case of a Known Breach, Buyer shall disclose such matter to Sellers prior to Closing and, at Buyer's sole option, Buyer may elect to be excused from its obligations hereunder to close unless and until Sellers cure the Known Breach. In the event of any claim from indemnification hereunder, Buyer shall have the burden of proof with respect to establishing the breach of a representation, warranty or covenant made by Sellers in this Agreement, and Sellers shall have the burden of proof with respect to establishing Buyer's actual knowledge of such breach prior to Closing.
Notwithstanding the foregoing, Buyer's knowledge of the claim by Telephonics Corporation and the resultant litigation against ASCI shall not be deemed to constitute a Known Breach.

        Section 8.2. Third Party Claims. The obligation of Sellers to indemnify Buyer under the provisions of this Article with respect to claims resulting from the assertion of liability by those not parties to this Agreement (including governmental claims for penalties, fines and assessments) shall be subject to the following terms and conditions:

        8.2.1. Buyer shall give prompt written notice to Sellers of any assertion of liability by a third party which might give rise to a claim for indemnification, which notice shall state the nature and basis of the assertion and the amount thereof, to the extent known; provided, however, that no delay on the part of Buyer in giving notice shall relieve Sellers of any obligation to indemnify unless (and then solely to the extent that) Sellers are prejudiced by such delay and such delay results from the negligence or willful misconduct of Buyer.

        8.2.2. If any action, suit or proceeding (a "Legal Action") is brought against Buyer with respect to which Sellers may have an obligation to indemnify Buyer, the Legal Action shall be defended by Sellers and such defense to include all proceedings for appeal or review which counsel for Buyer shall reasonably deem appropriate.

        8.2.3. Notwithstanding the provisions of the previous subsection of this Article, until Sellers shall have assumed the defense of any such Legal Action, the defense shall be handled by Buyer. Furthermore, (i) if Buyer shall have reasonably concluded that there are likely to be defenses available to it that are different from or in addition to those available to Sellers, (ii) if Sellers fail to provide Buyer with evidence reasonably acceptable to Buyer that Sellers have sufficient financial resources to defend and fulfill its indemnification obligation with respect to the Legal Action, (iii) if the Legal Action involves other than money damages and seeks injunctive or other equitable relief, or (iv) if a judgment against Buyer will, in the good faith opinion of Buyer, establish a custom or precedent which will be adverse to the best interests of its continuing business, Sellers shall not be entitled to assume the defense of the Legal Action and the defense shall be handled by Buyer. If the defense of the Legal Action is handled by Buyer under the provisions of this subsection, Sellers shall pay all legal and other expenses reasonably incurred by Buyer in conducting such defense.

        8.2.4. In any Legal Action initiated by a third party and defended by Sellers (i) Buyer shall have the right to be represented by advisory counsel and accountants, at its own expense, (ii) Sellers shall keep Buyer fully informed as to the status of such Legal Action at all stages thereof, whether or not Buyer is represented by its own counsel, (iii) Sellers shall make available to Buyer and its attorneys, accountants and other representatives, all books and records of Sellers relating to such Legal Action, and (iv) the parties shall render to each other such assistance as may be reasonably required in order to ensure the proper and adequate defense of the Legal Action.

        8.2.5. In any Legal Action initiated by a third party and defended by Sellers, Sellers shall not make settlement of any claim without the written consent of Buyer, which consent shall not be unreasonably withheld or delayed. Without limiting the generality of the foregoing, it shall not be deemed unreasonable to withhold consent to a settlement involving injunctive or other equitable relief against Buyer or its assets, employees or business, or relief which Buyer reasonably believes could establish a custom or precedent which will be adverse to the best interests of its continuing business.

        Section 8.3.    Determination of Indemnification Amount.
Notwithstanding the foregoing provisions of this Article :

        8.3.1. Except as otherwise set forth in Section , Sellers shall not be liable to Buyer (i) for any Loss under this Article or (ii) on account of any claim by Buyer for money damages from Sellers or either of them for a claim for which indemnification would otherwise be available to Buyer under Section (a "Law Claim"), unless and until the aggregate amount of their joint or several liability hereunder exceeds Canadian $50,000, and thereafter Buyer shall be entitled to indemnification for Loss hereunder and for money damages for Law Claims only for the aggregate amount of such liabilities in excess of Canadian $50,000.00 (the "Indemnification Amount"). For greater certainty, the limitation of this Section does not apply to any legal proceeding seeking money damages for any matter other than a Loss or a Law Claim, or seeking injunctive relief, specific performance or any remedy other than money damages, whether at law or in equity.

        8.3.2. The Indemnification Amount for a breach of Sellers' covenant of indemnification set forth in Section and shall be the amount of their liability thereunder, without exclusion of the amount set forth in Section . The Indemnification Amount for any liability under the Array Contracts other than the Assumed Liabilities and for any liability that gives rise to a security interest, charge, encumbrance, or lien on the Array Assets shall be the amount of such liability, without exclusion of the amount set forth in Section .

        8.3.3. Sellers shall not be liable to Buyer under this Article for any Indemnification Amounts and Law Claims in the aggregate in excess of whichever of the following limitations is applicable:

        8.3.3.1. For a Indemnification Amount based on a breach of the representations, warranties and covenants of Sellers, or either of them, set forth in Sections (relating to GST allocation), (Authority Relative to this Agreement), (Litigation), (Title to Properties), (Intellectual
Property), (Patents and Copyrights), (Sufficiency of Array Assets), (Product Warranty Claims), (Full Disclosure), (Covenant Not to Compete) and (Confidentiality), the maximum amount thereof shall be an amount equal to the Purchase
Price; and

        8.3.3.2. For an Indemnification Amount based on a breach of any representation, warranty or covenant of Sellers, or either of them, set forth in this Agreement other than those listed in Section , the maximum amount thereof shall be Canadian $500,000.00.

For greater certainty, the limitation of this Section does not apply to any legal proceeding seeking money damages for any matter other than a Loss or a Law Claim, or seeking injunctive relief, specific performance or any remedy other than money damages, whether at law or in equity.

        8.3.4. The Indemnification Amount shall be net of any insurance coverage with respect thereto.

        8.3.4.1. The Indemnification Amount shall be determined on an After Tax Basis (hereinafter defined). For this purpose, "After Tax
Basis" shall mean that the Indemnification Amount is adjusted so that, after payment of all income taxes required to be paid by Buyer with respect to the receipt of such amount and reflection of all income tax savings realized by Buyer as a result of the Loss, and after payment of all goods and services taxes (GST) required to be paid by Buyer with respect to the receipt of such amount, such adjusted amount is equal to the Indemnification Amount otherwise required to be made to Buyer pursuant to this Agreement without regard to this Section . For purposes of the preceding sentence, the amount of taxes required to be paid on the receipt of such amount and the amount of tax savings realized as a result of a payment shall be calculated at the then maximum marginal rates generally applicable to Persons of the same type as the recipients.

        Section 8.4. Survival of Sellers' Representations, Etc. The representations, warranties and covenants of Sellers, or either of them, contained in this Agreement shall survive any investigation by Buyer and shall survive the Closing for the applicable period of time specified below (each, a "Survival Date"), after which any right to seek indemnification or to demand performance or to make a claim for a breach thereof shall expire and Sellers shall have no further liability therefor:

        8.4.1. any representation, warranty or covenant for which no other survival date is stated in the following provisions of this Section shall survive the Closing for a period expiring eighteen (18) months after the Closing Date (the "Normal Survival Date").

        8.4.2. any representation, warranty or covenant that provides for its duration shall survive the Closing in accordance with its terms (the "Specified Survival Date");

        8.4.3. any representation, warranty or covenant relating to Taxes of Sellers, or either of them, shall survive the Closing for a period expiring on the thirtieth (30th) day following the last day on which the relevant taxing authority is entitled to assess or reassess Seller in respect of Taxes owing by it for any period of Seller ending on or prior to the Closing Date (the "Tax Survival Date");

        8.4.4. any representation, warranty or covenant relating to ownership of and title to the Array Assets, the freedom of such assets from Encumbrances, infringement and claims of others, and confidentiality respecting such assets, including those representations, warranties and covenants set forth in Sections (Title to Properties), (Intellectual Property), (Patents and Copyrights), (Sufficiency of Array Assets) and (Product Warranty Claims), shall survive the Closing for a period expiring seven (7) years after the Closing Date (the "Extended Survival Date"); and

        8.4.5. any representation, warranty or covenant in respect of which indemnification may be sought under this Article shall survive its Survival Date if written notice, given in good faith, of a specific breach thereof is given to Seller prior to its Survival Date, whether or not liability has actually been incurred.

        Section 8.5. Survival of Representations, Etc by Buyer and Comdial. Except for the covenant of Buyer set forth in Section , which shall survive the Closing for the period of time set forth therein, the other representations, warranties and covenants of Buyer and Comdial contained in this Agreement shall survive the Closing for a period of eighteen (18) months after the Closing, after which any right to seek indemnification or to demand performance or to make a claim for a breach thereof shall expire and neither Buyer nor Comdial shall have any further liability therefor


                            ARTICLE 8.5.1.
                  TERMINATION, AMENDMENT AND WAIVER

        Section 8.6. Termination. This Agreement may be terminated at any time prior to the Closing:

        8.6.1. by mutual consent of the Boards of Directors of ATI, ASCI, Buyer and Comdial;

        8.6.2. by Sellers if any condition to Sellers' closing has not been fulfilled (unless such failure is the result of action by either of the Sellers);

        8.6.3. by Buyer if any condition to Buyer's closing has not been fulfilled (unless such failure is the result of action by Buyer);

        8.6.4.  by Buyer if any change has occurred since June
11, 1998 which has or can reasonably be expected to have a material adverse effect upon the Array Assets or the Business;

        8.6.5. by Sellers or Buyer if the Closing has not occurred by July 14, 1998.

        Section 8.7. Effect of Termination. If this Agreement is terminated as provided above, it shall become wholly void and of no further force and effect, and there shall be no further liability or obligation on the part of either party except to pay such expenses as are required of it and to comply with the provisions of any separate confidentiality agreement between the parties relating to the subject matter hereof, but such termination shall not constitute a waiver by either party of any claim it may have for damages caused by reason of a breach of a representation, warranty or agreement made by the other party.

        Section 8.8. Amendment. This Agreement and the Exhibits and Schedules hereto may be amended at any time before the Closing, provided that any such amendment is approved in writing by each of the parties. All representations and warranties which are true and complete, as modified and approved, shall be deemed true and complete for the purposes of Sections and .

        Section 8.9. Extension; Waiver. At any time before the Closing, either party that is entitled to the benefits thereof may
(i) extend the time for the performance of any of the obligations of the other party, (ii) waive a breach of a representation or warranty by the other party, or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in a written instrument signed by the party giving the extension or waiver.


                              ARTICLE 9.
                          GENERAL PROVISIONS

        Section 9.1. Entire Agreement. This Agreement, together with the Exhibits, the Schedules, the Related Agreements, and any other written agreements specifically referred to herein, represents the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof except that Paragraph 10 of the Memorandum of Understanding shall survive and remain in full force and effect in accordance with its terms until the escrow arrangement provided therein has terminated.

        Section 9.2.    Notices   Any notice or other communication
required or permitted hereunder shall be in writing and shall be deemed to have been given (i) when received, if delivered by hand, telegram, telex or telefax, and (ii) seven (7) days after being sent, if placed in the mails for delivery by air mail, postage prepaid, addressed to the appropriate parties as specified below.

                If to ATI or ASCI, to:

                        Array Telecom Inc.
                        1120 Finch Avenue West
                        Toronto, Ontario M3J 3H7
                        Canada
                        Attention: Stuart J. Berkowitz
                        Telefax No. (416) 736-4715

                        with a copy to:

                        Lang Michener
                        BCE Place, Suite 2500
                        181 Bay Street
                        Post Office Box 747
                        Toronto, Ontario M5J 2T7
                        Canada
                        Attention: Howard M. Drabinsky
                        Telefax No. (416) 365-1719

                If to Buyer or Comdial, to:

                        Comdial Corporation
                        1180 Seminole Trail
                        Charlottesville, Virginia 22901
                        Attention: Christian L. Becken
                        Telefax No. (804) 978-2512

                        with a copy to:

                        McGuire, Woods, Battle & Boothe LLP
                        Court Square Building
                        Post Office Box 1288
                        Charlottesville, Virginia 22902
                        Attention: Robert E. Stroud
                        Telefax No. (804) 980-2272

Addresses may be changed by written notice given pursuant to this section, provided that any such notice shall not be effective, if mailed, until three (3) working days after depositing the notice of new address in the mails or actual receipt of such notice, whichever occurs first.

        Section 9.3. Governing Law. This Agreement and any questions concerning its validity, construction or performance shall be governed by the laws of the Province of Ontario, Canada, and the laws of Canada applicable in that Province, without regard to choice of law provisions, and shall be treated in all respects as an Ontario, Canada contract.

        Section 11.4 Schedules and Exhibits. The information contained in any schedule or exhibit that is referred to in any section of this Agreement shall be in writing and shall constitute a part of this Agreement.

        Section 11.5 Headings The headings of the provisions of this Agreement are inserted for reference purposes only and shall not affect the meaning or interpretation of the Agreement.

        Section 11.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Each party agrees to accept and rely on the facsimile signature of the other party as proper execution of this Agreement and agrees to provide a hard copy of its signature to the other party promptly after execution hereof.

        Section 11.7 Benefit Nothing in this Agreement, expressed or implied, is intended to confer upon any Person other than the parties to this Agreement or their permitted successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

        Section 11.8 Successors and Assigns. None of the Sellers, Buyer or Comdial shall assign or transfer any of its rights or obligations hereunder without the prior written consent of the other parties. Subject to the foregoing, this Agreement and the Related Agreements shall be binding on the parties thereto, their respective successors and permitted assigns.

        Section 11.9 Execution by Comdial. Comdial hereby guarantees to Sellers the payment obligations and the performance obligations of ATAC pursuant to this Agreement and executes this Agreement solely for the purposes of (i) making the representations and warranties applicable to it which are set forth in Article , and (ii) evidencing its guarantee, and for no other purposes.

        IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in the manner appropriate to each, to be effective as of the date first above written.


                                                ARRAY TELECOM INC.


                                         By:     \S\ STUART J. BERKOWITZ
                                                  STUART J. BERKOWITZ
                                                  President


                                           ARRAY SYSTEMS COMPUTING INC.

                                         By:     \S\ STUART J. BERKOWITZ
                                                  STUART J. BERKOWITZ
                                                  President


                                       ARRAY TELECOM ACQUISITION CORPORATION


                                         By:      \S\ CHRISTIAN L. BECKEN
                                                   CHRISTIAN L. BECKEN
                                                   Senior Vice President


                                                COMDIAL CORPORATION


                                         By:      \S\ CHRISTIAN L. BECKEN
                                                   CHRISTIAN L. BECKEN
                                                   Senior Vice President







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